Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CarrAmerica Realty Corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of the Company for the year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Carr

Thomas A. Carr Chief Executive Officer February 20, 2004

/s/ Stephen E. Riffee

Stephen E. Riffee Chief Financial Officer February 20, 2004